                                                                   EXHIBIT 23(a)




The Board of Directors
Independent Bank Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Selected Financial Data" and "Experts" in the Joint Proxy Statement/Prospectus.

Detroit, Michigan                                      /s/ KPMG LLP
May 27, 1999